Exhibit 10.1

New Mountain Finance Corporation

Up to $250,000,000

Shares of Common Stock

(par value $0.01 per share)

EQUITY DISTRIBUTION AGREEMENT

November 3, 2021

B. Riley Securities, Inc.

200 Vesey Street 25th Floor
New York, New York 10281

Raymond James & Associates, Inc.

880 Carillon Parkway

St. Petersburg, Florida 33716

Ladies and Gentlemen:

New Mountain Finance Corporation, a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with B. Riley Securities, Inc. and Raymond James & Associates, Inc. (each a “Manager” and collectively, the “Managers”), as follows:

SECTION 1.         Description of Securities. The Company proposes to issue and sell through or to one or more of the Managers, as sales agent and/or principal, in an aggregate offering price of up to $250,000,000 (the “Maximum Amount”), the Company’s common stock, par value $0.01 per share (the “Stock”), on the terms set forth in Section 4 of this Agreement. The shares of Stock to be sold through or to the Managers pursuant hereto or pursuant to a Terms Agreement (as defined below) are referred to herein as the “Shares.”

The Company agrees that whenever it determines to sell the Shares directly to a Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 4 of this Agreement.

The aggregate number of Shares that may be sold pursuant to this Agreement and any Terms Agreement shall not exceed the Maximum Amount.

On May 19, 2011, the Company filed a Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00832) (the “Notification of Election”) with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), pursuant to which the Company elected to be regulated as a business development company (“BDC”).

The Company has elected to be treated, and intends to qualify annually, as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), commencing with its taxable year ending on December 31, 2011.

The Company has entered into an investment advisory and management agreement, dated as of May 8, 2014, as amended by Amendment No. 1 thereto on November 1, 2021 (the “Investment Management Agreement”), with New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company (the “Adviser”), which has registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

The Company has entered into a Second Amended and Restated Administration Agreement, dated as of May 5, 2015 (the “Administration Agreement”), with New Mountain Finance Administration, L.L.C., a Delaware limited liability company (the “Administrator”).

The Company has entered into a trademark license agreement, dated as of May 19, 2011, as amended by Amendment No. 1, dated November 8, 2011 (the “License Agreement”), with New Mountain Capital, L.L.C., a Delaware limited liability company (“New Mountain”).

The Company has entered into a custody agreement with U.S. Bank National Association, dated March 31, 2014 (the “Custody Agreement”).

The Company entered into the Second Amended and Restated Limited Liability Company of New Mountain Finance Holdings, L.L.C. (“NMFH LLC”), dated May 8, 2014 (the “NMFH LLC Agreement”).

For purposes of this Agreement, the Investment Management Agreement, the Administration Agreement, the License Agreement, the Custody Agreement and the NMFH LLC Agreement are collectively referred to as the “Company Agreements.”

As used herein, “Registration Statement” shall mean the registration statement referred to in Section 2(a) below, including all exhibits, financial statements and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to the Small Business Credit Availability Act (the “SBCAA”) or the rules of the Commission promulgated thereunder or otherwise, and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission thereunder, the “1933 Act”), or such other 1933 Act rule as may be applicable to the Company, and deemed part of such registration statement pursuant to Rule 430B or Rule 430C under the 1933 Act, as amended on each Effective Date (as defined below) and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended, and shall also mean any new registration statement or post-effective amendment as may have been filed pursuant to Section 5(e) of this Agreement. “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective. “Basic Prospectus” shall mean the prospectus referred to in Section 2(a) below contained in the Registration Statement at the Effective Date. “Prospectus” shall mean any Prospectus Supplement filed with the Commission pursuant to Rule 424 under the 1933 Act, or such other 1933 Act rule as may be applicable to the Company, relating to the Shares, including documents incorporated or deemed to be incorporated therein by reference pursuant to the SBCAA or the rules of the Commission promulgated thereunder or otherwise, together with the Basic Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in, or “a part of”, the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the SBCAA or the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 424 under the 1933 Act or such other 1933 Act rule as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is or is deemed to be incorporated by reference in or otherwise deemed under the SBCAA or the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.

SECTION 2.         Representations and Warranties of the Company. The Company represents and warrants to and agrees with each Manager, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each Manager, that:

(a)            Compliance with Registration Requirements. The Company has prepared and filed with the Commission a registration statement (File No. 333-238554) on Form N-2, including a related basic prospectus, for registration under the 1933 Act of the offering and sale of the Shares (the “Registration Statement”). Such Registration Statement, including any post-effective amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), became effective immediately upon its filing with the Commission, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with. The Company may have filed, as part of an amendment to the Registration Statement or pursuant to Rule 424 under the 1933 Act or such other 1933 Act rule as may be applicable to the Company, one or more amendments thereto, each of which has previously been furnished to you. The Company will file with the Commission one or more prospectus supplements (collectively, the “Prospectus Supplement”) related to the Shares in accordance with Rule 424 under the 1933 Act, or such other 1933 Act rule as may be applicable to the Company, including all documents incorporated or deemed to be incorporated therein by reference pursuant to the SBCAA or the rules of the Commission promulgated thereunder or otherwise. As filed, such Prospectus Supplement, together with the Basic Prospectus, shall contain all information required by the 1933 Act and the Investment Company Act and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, as of the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), at each Settlement Date (as defined in Section 4(a)(vi) hereof), and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, meets or will meet the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424 under the 1933 Act, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, as of each Time of Sale, at each Settlement Date, and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the 1933 Act and the Investment Company Act ; on the Effective Date, at the Execution Time and, as amended or supplemented, as of each Time of Sale, at each Settlement Date and at all times during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and at no time during the period that begins on the date of the Prospectus Supplement and ends at the later of each Settlement Date and the end of the period during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto), in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by the Managers consists of the third sentence of the last paragraph under the heading “Plan of Distribution” in the Prospectus. The Commission has not issued any order preventing or suspending the use of the Prospectus.

(b)            Expense Summary. The information set forth in the Prospectus under the caption “Fees and Expenses” has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are believed to be reasonably based.

(c)            Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company (any such change or development is hereinafter referred to as a “Material Adverse Change”), otherwise than as set forth or contemplated in the Prospectus.

(d)            The Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all material real property and good and marketable title to all material personal property owned by it free and clear of all liens, encumbrances and defects except (i) such liens, encumbrances or defects as are described in the Prospectus or (ii) such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; the Company owns, leases or has access to all material properties and other assets that are necessary to the conduct of its business as described in the Registration Statement and the Prospectus.

(e)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and each of the Company Agreements, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

(f)             The Company has an authorized capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Prospectus.

(g)            The Shares to be issued and sold pursuant to this Agreement have been duly and validly authorized for issuance and sale to the Managers, and, when issued and delivered by the Company against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus and the offer and sale of the Shares as contemplated hereby has been duly approved by all necessary corporate action; no holder of Shares will be subject to personal liability by reason of being such a holder; and, except as otherwise set forth in the Prospectus, the issuance of the Shares is not subject to any pre-emptive, co-sale right, rights of first refusal or other similar rights of any security holder of the Company or any other person.

(h)            The Company does not own, directly or indirectly, any shares of stock, membership interests or any other equity or long-term debt securities of any corporation or other entity other than (ii) the corporations or other entities (a) listed in the Consolidated Schedule of Investments as of September 30, 2021 in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, incorporated by reference into the Registration Statement and Prospectus and (b) that the Company acquired since September 30, 2021 and that will be listed in the Company’s Consolidated Schedule of Investments as of December 31, 2021 (each a “Portfolio Company” and collectively, the “Portfolio Companies”) and (ii) the subsidiaries described in Section 2(oo) in this Agreement. Other than the Company’s investment in UniTek Global Services, Inc., NM APP CANADA CORP., NM APP US LLC, NM CLFX LP, NM DRVT LLC, NM JRA LLC, NM GLCR LP, NM KRLN LLC, NM NL Holdings, L.P., Edmentum, Inc., NM GP Holdco LLC, National HME, Inc., NHME Holdings Corp., NMFC Senior Loan Program III LLC, NMFC Senior Loan Program IV LLC, New Benevis Topco LLC, New Benevis Holdco, Inc., New Permian Holdco, Inc., New Permian Holdco, L.L.C., and NM YI LLC the Company does not control (as such term is defined in Section 2(a)(9) of the Investment Company Act) any of the Portfolio Companies.

(i)             This Agreement has been duly authorized, executed and delivered by the Company; each of the Company Agreements has been duly authorized, executed and delivered by the Company, and constitute valid, binding and enforceable agreements of the Company, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally; and the Investment Management Agreement has been approved by the Company’s board of directors and shareholders in accordance with Section 15 of the Investment Company Act and contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act.

(j)             None of the execution, delivery and performance of this Agreement or any of the Company Agreements, or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its properties or assets are subject, (ii) result in any violation of the provisions of the certificate of incorporation or the bylaws of the Company or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications and waivers as have been obtained or made as of the date of this Agreement, except, with respect to clause (i), to the extent that any such conflict, breach or violation would not reasonably be expected to result in a Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement or the Company Agreements, or the consummation of the transactions contemplated hereby and thereby, except the registration under the 1933 Act of the Shares, such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Managers and such consents, approvals, authorization, orders, registrations or qualifications which have been obtained or effected.

(k)            The Company is not (i) in violation of its organizational documents, including its certificate of incorporation and bylaws, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, with respect to clause (ii), to the extent that any such default would not reasonably be expected to result in a Material Adverse Change.

(l)             The statements set forth in the Registration Statement and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Operating and Regulatory Environment,” “Taxation as a Regulated Investment Company,” “Failure to Qualify as a Regulated Investment Company,” “SBA Regulation,” “Investment Management Agreement,” “Payment of Expenses,” “Board Consideration of Investment Management Agreement,” “Qualifying Assets,” “Significant Managerial Assistance to Portfolio Companies,” “Temporary Investments,” “Repurchase Agreements,” “Senior Securities,” “Code of Ethics,” Compliance Policies and Procedures,” “Proxy Voting Policies and Procedures,” and “Sarbanes-Oxley Act of 2002 in “Item 1 — Business” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 incorporated by reference in the Registration Statement and Prospectus and under the caption “Related Parties” in “Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 incorporated by reference in the Registration Statement and Prospectus and under the caption “Regulation” in the Prospectus, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries in all material respects; the statements set forth in the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations” insofar as they purport to summarize certain provisions of the United States federal income tax law and regulations, or legal conclusions with respect thereto, fairly present such laws and regulations and are accurate summaries in all material respects.

(m)           The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company,” as such term is used in the Investment Company Act.

(n)            Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(o)            The Company has duly elected to be regulated by the Commission as a BDC under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission. Such election is effective and has not been withdrawn and the provisions of the Company’s amended and restated certificate of incorporation and amended and restated bylaws, and compliance by the Company with the investment objectives, policies and restrictions described in the Prospectus will not conflict with the provisions of the Investment Company Act applicable to the Company.

(p)            Deloitte & Touche LLP, who has certified certain financial statements of the Company, is an independent registered public accounting firm as required by the 1933 Act and the rules and regulations of the Commission thereunder;

(q)            The financial statements, together with the related notes, incorporated by reference in the Registration Statement and the Prospectus, present fairly, in all material respects, the financial position of the Company at the dates indicated and the statement of operations, changes in net assets, cash flows and financial highlights of the Company for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The selected financial data included in the Prospectus present fairly the information shown therein and was compiled on a basis consistent with that of the audited financial statements included in the Prospectus.

(r)             The Company maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There has been (1) no material weakness (whether or not remediated) in the Company’s internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Exchange Act); (2) no change in the Company’s internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially negatively affect, the Company’s internal control over financial reporting; and (3) no failure on the part of the Company and any of its directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith to the extent applicable to the Company.

(s)            The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company, including material information pertaining to the operations and assets managed by the Adviser, is made known to the Company’s principal executive officer and principal financial officer by others within the Company and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(t)             The terms of the Investment Management Agreement comply in all material respects with the applicable provisions of the Investment Company Act and the Advisers Act.

(u)            Except as set forth in the Prospectus, (i) there are no agreements requiring the registration under the 1933 Act of, and (ii) there are no options, warrants or other rights to purchase any shares of, or exchange any securities for shares of, the Company’s capital stock.

(v)            When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Company has not filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the Investment Company Act and no order of suspension or revocation of such Notification of Election has been issued or proceedings therefor initiated or, to the best knowledge of the Company, threatened by the Commission.

(w)           Following the execution and effectiveness of the License Agreement, the Company owns, or has obtained, a valid and enforceable license for, or other right to use, the trademarks (whether registered or unregistered) and trade names described in the Prospectus as being licensed by it or which are necessary for the conduct of its businesses.

(x)            The Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its businesses; all such insurance is fully in force.

(y)            The Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement.

(z)            The Company has not, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.

(aa)       Neither the Company nor, to the Company’s knowledge, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

(bb)      Neither the Company nor, to the Company’s knowledge, any of its directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to result in, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.

(cc)       Except as disclosed in the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act and the Advisers Act and (ii) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any Manager.

(dd)      The operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to a BDC and the rules and regulations of the Commission thereunder.

(ee)       None of the persons identified as “independent directors” in the Registration Statement or the Prospectus is an “interested person” as that term is defined in Section 2(a)(19) of the Investment Company Act.

(ff)        Except as described in the Registration Statement and the Prospectus, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, that is required to be described in the Registration Statement or the Prospectus which is not so described.

(gg)       Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Adviser has any material lending or other relationship with any affiliate of any Manager or and the Company will not use any of the proceeds from the sale of the Shares to repay any indebtedness owed to any affiliate of any Manager.

(hh)       Except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), (i) each of the Company and the NMFC Subsidiaries (as defined in Section 2(oo)) has filed or has caused to be filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Change), (ii) each of the Company and the NMFC Subsidiaries has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Change, (iii) the Company has elected to be treated, and has operated, and intends to continue to operate, its business so as to continue to qualify as a RIC under Subchapter M of the Code and (iv) each of the Company and the NMFC Subsidiaries intends to direct the investment of the net proceeds of the offering of the Shares, and has operated, and intends to continue to operate, its business, in such a manner so as to enable the Company to continue to qualify as a RIC under Subchapter M of the Code.

(ii)            The Company is not aware that any executive officer, key employee or significant group of employees, if any, of the Company plans to terminate employment with the Company or is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company.

(jj)         The Company (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company and (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders applicable to the Company, except in the case of (i) and (ii) as would not, either individually or in the aggregate, reasonably be expected to, result in a Material Adverse Change.

(kk)       Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(ll)         The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, has been threatened.

(mm)     Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)      Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;.

(oo)          Each of the Company’s consolidated subsidiaries as determined in accordance with GAAP (the “NMFC Subsidiaries”) has been duly formed and is validly existing in good standing as either a limited liability company or a corporation under the laws of the State of Delaware or the State of Maryland, as applicable, with full power and authority to own, lease and/or operate its properties and to conduct its business as described in the Prospectus and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification. The Company owns, directly or indirectly, all of the outstanding equity interests of each of the NMFC Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties, except such liens, charges or encumbrances as have been or may be imposed thereon in accordance with the terms and conditions of the secured revolving credit facility between NMFH LLC and Wells Fargo Bank, National Association (as amended, the “Holdings Credit Facility”), the senior secured revolving credit agreement between the Company and Goldman Sachs Bank USA, Morgan Stanley Bank, N.A., Stifel Bank & Trust and MUFG Union Bank, N.A. (the “NMFC Credit Facility”), the secured revolving credit facility between New Mountain Finance DB, L.L.C. (“NMF DB”) and Deutsche Bank AG (the “DB Facility”), and the secured revolving credit agreement between New Mountain Net Lease Corporation (“NMNLC”) and City National Bank (the “NMNLC Credit Facility”). None of the NMFC Subsidiaries employ any persons or conduct any business other than, in the case of NMFH LLC, NMF DB and NMNLC in connection with the Holdings Credit Facility, the NMFC Credit Facility, the DB Facility and the NMNLC Credit Facility (and any activities incidental thereto), respectively, and New Mountain Finance SBIC, L.P., New Mountain Finance SBIC II, L.P. and NMNLC, including the acquisition, holding or disposition of assets on behalf of the Company, including the receipt of interest, dividends and principal payments thereon.

(pp)      The Company’s information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company as currently conducted, is materially free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants known at this time, or, have identified same, and are in the process of remediating to the extent possible. The Company has implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all “Personal Data” (defined below) and all sensitive, confidential or regulated data (“Confidential Data”) used in connection with their businesses. “Personal Data” means personal information as defined by any data privacy law or regulation applicable to the Company. Except as otherwise disclosed in the Registration Statement and the Prospectus, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems, Confidential Data, and Personal Data and to the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.

(qq)      The Company represents and agrees that, without the prior consent of the Managers, (i) it will not distribute any offering material other than the Registration Statement, the Prospectus and the Additional Disclosure Items, and (ii) it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the 1933 Act and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the 1933 Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the offering of the Shares (the materials and information referred to in this Section 2(qq) are herein referred to as an “Additional Disclosure Item”); any Additional Disclosure Item, the use of which has been consented to by the Managers, is listed on Schedule A hereto.

(rr)        (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) as of the date hereof, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act, that automatically became effective not more than three years prior to the date hereof; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

Any certificate signed by any officer of the Company and delivered to the Managers or counsel for the Managers in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered therein, to the Managers.

SECTION 3.        The Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with, each Manager that:

(a)            Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of each of the Adviser and the Administrator (any such change or development is hereinafter referred to as an “Adviser Material Adverse Change” with respect to the Adviser and as an “Administrator Material Adverse Change” with respect to the Administrator), otherwise than as set forth or contemplated in the Prospectus.

(b)            Each of the Adviser and the Administrator has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which each owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Change or Administrator Material Adverse Change, as applicable.

(c)            The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement for the Company as contemplated by the Prospectus. There has been no proceeding initiated or, to the Adviser’s knowledge, threatened by the Commission for the purpose of suspending the registration of the Adviser under the Advisers Act.

(d)            (i) This Agreement and the Investment Management Agreement have each been duly authorized, executed and delivered by the Adviser and constitute valid, binding and enforceable agreements of the Adviser subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and (ii) this Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Administrator and constitute valid, binding and enforceable agreements of the Administrator subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally.

(e)            None of the execution, delivery and performance of this Agreement, the Investment Management Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Adviser or the Administrator is a party or by which the Adviser or the Administrator is bound or to which any of the respective property or assets of each of the Adviser or the Administrator is subject, (ii) result in any violation of the provisions of each of the Adviser’s or the Administrator’s limited liability company agreement or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications and waivers as will have been obtained or made as of the date of this Agreement, except, with respect to clause (i), to the extent that any such conflict, breach or violation would not reasonably be expected to result either in an Adviser Material Adverse Change or an Administrator Material Adverse Change, as applicable; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement, the Investment Management Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby by the Adviser and the Administrator, except such as have been obtained under the 1933 Act, the Investment Company Act and the Advisers Act and except such consents, approvals, authorization, orders, registrations or qualifications which have been obtained or effected.

(f)             There are no legal or governmental proceedings pending to which the Adviser or the Administrator is a party or of which any of their respective property is the subject which would reasonably be expected to individually or in the aggregate materially adversely affect either the Adviser’s or the Administrator’s ability to properly render services to the Company under the Investment Management Agreement or Administration Agreement, as applicable, or have a material adverse effect on either the Adviser’s or the Administrator’s current or future financial position, stockholders’ equity or results of operations and, to the Adviser’s and the Administrator’s knowledge, no such proceedings have been threatened or contemplated by governmental authorities or threatened by others.

(g)            Neither the Adviser nor the Administrator (i) is in violation of its respective limited liability company agreement or (ii) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either the Adviser or the Administrator is a party or by which either the Adviser or the Administrator or any of their respective properties may be bound, except, with respect to clause (ii), to the extent that any such default would not reasonably be expected to result in an Adviser Material Adverse Change or an Administrator Material Adverse Change, as applicable.

(h)            Each of the Adviser and the Administrator possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, and neither the Adviser nor the Administrator has received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Change or an Administrator Material Adverse Change, as applicable.

(i)             The descriptions of the Adviser and the Administrator and each of their respective principals and business, and the statements attributable to each of the Adviser and the Administrator, in the Prospectus do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(j)             Each of the Adviser and the Administrator has the financial resources available to each necessary for the performance of their respective services and obligations as contemplated in the Prospectus and under this Agreement and the Investment Management Agreement with respect to the Adviser, and under this Agreement and the Administration Agreement with respect to the Administrator.

(k)            Each of the Adviser and the Administrator is not aware that (i) any of their respective executives, key employees or significant group of employees plans to terminate employment with either the Adviser or the Administrator, respectively, or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by either the Adviser’s or the Administrator’s present or proposed business activities.

(l)             The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by the Adviser under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

(m)            The Administrator maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions for which the Administrator has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n)            Each of the Adviser and the Administrator has not taken, directly or indirectly, any action designed to result in, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares, and neither the Adviser nor the Administrator is aware of any such action being taken by any of their respective affiliates.

(o)            Neither the Adviser nor the Administrator nor, to their respective knowledge, any director, officer, agent, employee, affiliate or other person, in each case, acting on behalf of each of the Adviser or the Administrator has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(p)            Each of the Adviser’s and the Administrator’s operations are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either the Adviser or the Administrator with respect to the Money Laundering Laws is pending or, to each of the Adviser’s or the Administrator’s knowledge, threatened.

(q)            Neither the Adviser nor the Administrator nor, to their respective knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of each of the Adviser or the Administrator is currently subject to any U.S. sanctions administered by the OFAC; and neither the Adviser or the Administrator will cause the Company to use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement, or cause the Company to lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer or authorized signatory of the Adviser or Administrator and delivered to the Managers or counsel for the Managers in connection with the offering of the Shares shall be deemed a representation and warranty by the Adviser or Administrator, as applicable, as to matters covered therein, to the Managers.

SECTION 4.        Sale and Delivery of Shares.

(a)            On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through one or more Managers, as sales agent, and each Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i)            Each time that the Company wishes to issue and sell Shares on any day that is a trading day for the NASDAQ Global Select Market (“NASDAQ”) (a “Trading Day”) (other than a Trading Day on which NASDAQ is scheduled to close prior to its regular weekday closing time) pursuant to this Agreement (each, a “Placement”), it will instruct one Manager by telephone of the parameters in accordance with which it desires Shares to be sold, which shall at a minimum include the number of Shares to be offered, the time period during which sales are requested to be made, the minimum price below which sales may not be made and any limitation on the number of Shares that may be sold in any one day (a “Placement Notice”). The applicable Manager will, prior to 4:30 p.m. (New York City time) or, if later, within three hours after receipt of the Placement Notice, on the same business day (as defined below) on which such Placement Notice is delivered to such Manager, issue to the Company a notice by email addressed to all of the authorized representatives of the Company on Schedule B hereto (the “Authorized Company Representatives”) confirming all of the parameters of the Placement. The Placement Notice shall be effective upon receipt by any of the Authorized Company Representatives of the email notice from the Manager, unless and until (i) the entire amount of the Shares covered by the Placement Notice have been sold, (ii) in accordance with Section 4(a)(ii) hereof, the Company suspends or terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (iv) this Agreement has been terminated under the provisions of Section 10. Subject to the terms and conditions hereof, the applicable Manager shall use its commercially reasonable efforts to offer and sell all of the Shares designated in the Placement Notice; provided, however, that the Manager shall have no obligation to offer or sell any Shares, and the Company acknowledges and agrees that no Manager shall have any such obligation in the event an offer or sale of the Shares on behalf of the Company may in the judgment of such Manager constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act or the Manager reasonably believes it may be deemed an “underwriter” under the 1933 Act in a transaction that is other than (A) by means of ordinary brokers’ transactions between members of the NASDAQ that qualify for delivery of a Prospectus to NASDAQ in accordance with Rule 153 under the 1933 Act or (B) directly on or through an electronic communication network, a “dark pool” or any similar market venue (the transactions described in (A) and (B) are hereinafter referred to as “At the Market Offerings”).

(ii)           Notwithstanding the foregoing, the Company or the any Manager may, upon notice to the other party by telephone (confirmed promptly by electronic mail from such party), suspend the offering of the Shares pursuant to this Agreement or suspend or terminate a previously issued Placement Notice; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iii)          Each Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 4(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the applicable Manager.

(iv)         The compensation to any Manager, as an agent of the Company, for sales of the Shares shall be up to 2.0% of the gross sales price of the Shares sold pursuant to this Section 4(a). The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Company may sell Shares to such Manager as principal at a price agreed upon at the relevant applicable time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v)          The applicable Manager shall provide written confirmation to the Company as soon as practicable following the close of trading on NASDAQ each day in which the Shares are sold under this Section 4(a) setting forth the aggregate amount of the Shares sold on such day, the aggregate Net Proceeds to the Company, and the aggregate compensation payable by the Company to such Manager with respect to such sales.

(vi)         Settlement for sales of the Shares pursuant to this Section 4(a) will occur on the second Trading Day following the date on which such sales are made, unless another date shall be agreed upon by the Company and the applicable Manager (provided that, if such Trading Day is not a business day, then settlement will occur on the next succeeding Trading Day that is also a business day) (each such date, a “Settlement Date”). As used herein, the term “business day” means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law, regulation or executive order to close. On each Settlement Date, the Shares sold through a Manager for settlement on such date shall be issued and delivered by the Company to such Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by electronically transferring the Shares by the Company or its transfer agent to such Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be mutually agreed upon by the Company and the Manager, which in all cases shall be freely tradable, transferable, registered shares eligible for delivery through DTC, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the applicable Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives, or any designees thereof as notified to the Manager in writing, shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DWAC for purposes of this Section 4(a)(vi).

(vii)        At each Time of Sale, Settlement Date and Representation Date (as defined in Section 5(q) hereof), the Company shall be deemed to have affirmed its representations and warranties contained in this Agreement. Any obligation of the Managers to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)            (i) If the Company wishes to issue and sell the Shares other than as set forth in Section 4(a) of this Agreement, it may elect, in its sole discretion, to notify one or more Managers of the proposed terms of such sale. If such Manager(s), acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, such Manager(s) and the Company will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control. For avoidance of doubt, nothing contained in this Agreement shall be construed to require the Company to engage the Managers in connection with the offer and sale of any of the Company’s securities, including shares of the Stock, whether in connection with an underwriting offering or otherwise.

(c)            In the event the Company engages one or more Managers for a sale of Shares that would constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution,” within the meaning of Rule 100 of Regulation M under the Exchange Act, the Company and the Manager(s) will agree to compensation that is customary for the Manager(s) with respect to such transactions.

(d)            (i) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds or the aggregate number of the Shares sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Managers in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares (i) at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof, and notified to the Managers in writing and (ii) at a price (net of the Managers’ commission, discount or other compensation for such sales payable by the Company pursuant to this Section 4) lower than the Company’s then current net asset value per share (as calculated pursuant to the Investment Company Act), unless the Company has received the requisite approval from the Company’s board of directors or a duly authorized committee thereof, and notifies the Managers in writing.

(ii)           If any party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. Upon the reasonable request of the Company in writing to the Managers (which such request may be by electronic mail), the Managers shall promptly calculate and provide in writing to the Company a report setting forth, for the prior week, the average daily trading volume (as defined in Rule 100 of Regulation M under the Exchange Act) of the Stock.

(e)            Each sale of the Shares to or through the Managers shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The commitment of the Managers to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Managers pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Managers in the reoffering of the Shares, any provisions relating to the granting of an option to purchase additional Shares for the purpose of covering over-allotments, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof and any other information or documents required by the Managers.

(f)             Subject to such further limitations on offers and sales of Shares or delivery of instructions to offer and sell Shares as are set forth herein, and as may be mutually agreed upon by the Company and any Manager, offers and sales of Shares pursuant to this Agreement, shall not be requested by the Company and need not be made by any Manager, at any time when or during any period in which the Company is or could be deemed to be in possession of material non-public information.

(g)            The Company acknowledges and agrees that (A) there can be no assurance that the Managers will be successful in selling the Shares, (B) no Manager will incur any liability or obligation to the Company or any other person or entity if such Manager does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (C) no Manager shall be under any obligation to purchase Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed in writing by such Manager and the Company. For purposes of clarification, a Manager shall only be deemed to be acting as a sales agent under this Agreement during the period beginning with the delivery of a Placement Notice from the Company to the Manager and ending upon the suspension or termination of such Placement Notice.

(h)            The Company agrees that, during the term of this Agreement, any offer to sell, any solicitation of an offer to buy, or any sales of Shares or sales of Stock pursuant to any At the Market Offering (as defined herein and within the meaning of Rule 415(a)(4) under the 1933 Act) shall only be effected by or through one or more Managers, but in no event may more than one Manager be selling Shares under the Agreement at any given time, and the Company shall in no event request that more than one Manager sell Shares at the same time.

SECTION 5.        Covenants of the Company. The Company agrees with the Managers:

(a)            During any period that a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company, subject to Section 5(b), will comply with the requirements of Rule 415, Rule 430B or Rule 430C, as applicable, and Rule 497 or Rule 424, as applicable, and will notify the Managers immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 497 or Rule 424, as applicable, and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 or Rule 424, as applicable, was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. During any period that a prospectus relating to the Shares is required to be delivered under the 1933 Act, the Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)            The Company shall notify the Managers promptly of the time on or after the date of this Agreement when any amendment to the Registration Statement has been filed or becomes effective or when the Basic Prospectus or the Prospectus or any supplement to any of the foregoing has been filed; and the Company shall cause the Basic Prospectus, the Prospectus Supplement and the Prospectus and each amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus to be filed with the Commission as required pursuant to Rule 497 or Rule 424 under the 1933 Act, as applicable, within the time period prescribed.

(c)            The Company has furnished or will deliver to the Managers and counsel for the Managers, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and conformed copies of all consents and certificates of experts, and, upon any Manager’s request, will also deliver to the Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits). The copies of the Registration Statement and each amendment thereto furnished to the Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.

(d)            The Company shall make available to the Managers, as soon as practicable after this Agreement becomes effective, and thereafter from time to time shall furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Managers may reasonably request for the purposes contemplated by the 1933 Act; in case any Manager is required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the 1933 Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the 1933 Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the 1933 Act or Item 512(a) of Regulation S-K under the 1933 Act, as the case may be.

(e)            The Company will use its commercially reasonable efforts to comply with the 1933 Act so as to permit the distribution of the Shares as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managers or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 5(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Managers such number of copies of such amendment or supplement as the Managers may reasonably request.

(f)             The Company will use its commercially reasonable efforts, in cooperation with the Managers, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Managers may designate and to maintain such qualifications in effect for as long as the Managers reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)            The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)            The Company will use the Net Proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under the caption “Use of Proceeds”.

(i)             The Company will use its commercially reasonable efforts to list, subject to notice of issuance, the Shares and to effect and maintain the quotation of the Stock on NASDAQ.

(j)             At any time during the pendency of a Placement Notice, the Company shall not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exchangeable or exercisable for Stock (including without limitation, any options, warrants or other rights to purchase Stock), in each case without giving the Managers at least two (2) Trading Days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. The foregoing sentence shall not apply to (i) the Shares to be offered and sold to the Managers pursuant to this Agreement or any Terms Agreement, (ii) the issuance of any shares of Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (iii) any shares of Stock issued or options to purchase shares of Stock granted pursuant to existing dividend reinvestment plans, direct stock purchase plans or employee benefit plans of the Company referred to in the Prospectus, and any registration related thereto, (iv) any shares of Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan, and any registration related thereto, (v) any shares of Stock issued to employees and directors pursuant to deferred compensation programs referred to in the Prospectus, and any registration related thereto or (iv) the issuance by the Company of any shares of Stock as consideration for any strategic acquisitions. In the event that notice of a proposed sale is provided by the Company pursuant to this subsection (j), the Managers will suspend activity under this Agreement for such period of time as requested by the Company or as may be deemed appropriate by the Managers.

(k)            The Company, during the term of this Agreement, will use its commercially reasonable efforts to cause the Company to continue to qualify to be treated as a RIC under Subchapter M of the Code, and to maintain such election in effect, for each taxable year during which the Company is a BDC under the Investment Company Act.

(l)            The Company, during the term of this Agreement and for two years thereafter, will use its commercially reasonable efforts to maintain its status as a BDC; provided, however, the Company may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of its board of directors and a vote of stockholders as required by Section 58 and Section 12(d)(1)(E) of the Investment Company Act or any successor provision.

(m)            The Company shall pay all expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, including (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Managers (including costs of mailing and shipment), (ii) the printing and delivery to the Managers of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the issuance and delivery of the Shares to the Managers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Managers, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 5(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Managers in connection therewith and in connection with the preparation of Blue Sky Surveys and any supplement thereto, (vi) the printing and delivery to the Managers of copies of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Managers of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Shares, (ix) the reasonable legal fees and expenses of counsel to the Managers in connection with their performance under this Agreement in an aggregate amount not to exceed (A) $40,000 in connection with due diligence and the preparation of this Agreement in connection with the initial launch of the offering of the Shares and thereafter and (B) $12,500 per fiscal quarter, which amount shall include legal fees and expenses relating to the review by FINRA of the terms of the sale of the Shares, (x) the fees and expenses incurred in connection with the inclusion of the Shares on NASDAQ, and (xi) the filing fees incident to the review by FINRA of the terms of the sale of the Shares. In connection with clause (iii) of the proceeding sentence, the Managers agree to pay New York State stock transfer tax, and the Company agrees to reimburse the Managers for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. Except as set forth herein, the Managers will pay all of their other out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel and similar expenses, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated.

(n)            The Company shall not, at any time at or after the execution of this Agreement, offer or sell any Shares by means of any “prospectus” (within the meaning of the 1933 Act), or use any “prospectus” (within the meaning of the 1933 Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus and the Additional Disclosure Items.

(o)            Neither the Company nor any affiliate of the Company will take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) a violation of Regulation M. The Company shall notify the Managers of any violation of Regulation M by the Company, any of its affiliates or any of their respective officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.

(p)            The Company shall advise the Managers promptly after it shall have received notice or obtain knowledge thereof, of any information or fact that would materially alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(q)            Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period (as defined below)), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) by an amendment or supplement that is filed solely to report sales of the Shares pursuant to this Agreement, (B) in connection with the filing of any Current Reports on Form 8-K (other than any Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data) or the incorporation of other documents by reference into the Registration Statement or Prospectus except as set forth in clauses (ii) and (iii) below, or (C) by a prospectus supplement relating solely to the offering of other securities, including, without limitation, other shares of Stock and any debt securities of the Company), (ii) the Company files an annual report on Form 10-K under the Exchange Act, or an amendment thereto containing financial information, (iii) the Company files a quarterly report on Form 10-Q under the Exchange Act, or an amendment thereto containing financial information, (iv) the Shares are delivered to any Manager pursuant to a Terms Agreement, or (v) any Manager may reasonably request (the date of commencement of the offering of the Shares under this Agreement, the date of commencement of the offering of the Shares under this Agreement following the termination of a Suspension Period and each date referred to in subclauses (i) through (v) above, each a “Representation Date”), each of the Company, the Adviser and the Administrator shall furnish or cause to be furnished to the Managers forthwith certificates signed by their respective chief executive officer, chief operating officer or president and of their respective chief financial or chief accounting officer, dated and delivered the Representation Date, in form satisfactory to the Managers, to the effect that the statements contained in the certificate referred to in Section 6(b) of this Agreement which was last furnished to the Managers are true and correct as of such Representation Date as though made at and as of such date (except that such certificates shall state that such statements shall be deemed to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to such date) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in said Section 6(b), modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such certificate; provided that the obligations under this subsection (q) shall be deferred when no Placement Notice is pending or for any period that the Company has suspended the offering of Shares pursuant to Section 4(a)(ii) hereof (each, a “Suspension Period”) and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Managers.

(r)            At or promptly after each Representation Date, the Company, the Adviser and the Administrator shall furnish or cause to be furnished forthwith to the Managers written opinions of Eversheds Sutherland (US) LLP, counsel to the Company (“Company Counsel”), dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Managers, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinions; provided that the obligation of the Company, the Adviser and the Administrator under this subsection (r) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Managers.

(s)            At or promptly after each Representation Date, Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Managers, shall deliver a written opinion, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Managers; provided that the obligation under this subsection (s) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Managers.

(t)            Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a Suspension Period), and at or promptly after each Representation Date, the Company shall cause the Company’s independent registered public accountants, Deloitte & Touche LLP, or other independent accountants satisfactory to the Managers, forthwith to furnish the Managers a letter, dated and delivered as of or promptly after such Representation Date, in form and substance reasonably satisfactory to the Managers, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (t) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Managers.

(u)            At or promptly after each Representation Date, the Company shall conduct a due diligence session, in form and substance reasonably satisfactory to the Managers, which shall include representatives of the management and the independent registered public accountants of the Company; provided that the obligation of the Company under this subsection (u) shall be deferred when no Placement Notice is pending or for any Suspension Period and shall recommence upon the termination of such Suspension Period and/or the Company’s submission of a Placement Notice to the Managers; provided further that such due diligence session shall be requested and conducted solely by the Managers then offering or selling Shares of the Company pursuant to this Agreement for such Manager’s portion of the Maximum Amount. For the avoidance of doubt, all Managers shall be invited by the Company to participate in any due diligence session not requested and conducted by such Manager. The Company shall cooperate with any reasonable due diligence review conducted by the Managers (or its counsel or other representatives) from time to time (on a Representation Date or otherwise) in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and making available documents and senior corporate officers, as any Manager may reasonably request; provided, however, that the Company shall be required to make available documents and senior corporate officers only (i) at the Company’s or Company Counsel’s principal offices and (ii) during the Company’s ordinary business hours.

(v)            The Company consents to any Manager trading in the Stock for such Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.

(w)            If to the knowledge of the Company, any condition set forth in Section 6(a) or 6(i) of this Agreement shall not have been satisfied on the applicable Settlement Date or Time of Delivery, as the case may be, the Company shall offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Managers the right to refuse to purchase and pay for such Shares.

(x)            The Company agrees that on such dates as the 1933 Act shall require, the Company will file a prospectus supplement with the Commission pursuant to Rule 424 under the 1933 Act, or otherwise include in a filed annual report on Form 10-K or quarterly report on Form 10-Q, which prospectus supplement, Form 10-K or Form 10-Q, as applicable, will set forth the number of the Shares sold through or to the Managers under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.

(y)            The Company agrees to ensure that prior to instructing any Manager to sell Shares the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(z)            Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Managers that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

SECTION 6.      Conditions of Managers’ Obligations. The obligations of the Managers hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company, the Adviser and the Administrator on the date hereof, any applicable Representation Date, as of each Time of Sale and as of each Settlement Date and Time of Delivery, (ii) the performance by the Company, the Adviser and the Administrator of their obligations hereunder and (iii) to the following additional conditions precedent.

(a)            (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Managers. All filings related to the offering of the Shares with the Commission required by Rule 424 under the 1933 Act shall have been made within the applicable time period prescribed for such filing under the 1933 Act.

(b)            Each of the Company, the Adviser and the Administrator shall deliver to the Managers, at each Representation Date, a certificate signed by their respective chief executive officer, president and their respective chief financial or accounting officers to the effect that (i) the representations and warranties of the Company, the Adviser and the Administrator, respectively, as set forth in this Agreement are true and correct as of the Representation Date, (ii) the Company, the Adviser and the Administrator, respectively, performed such of its obligations under this Agreement as are to be performed at or before such Representation Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 5 have been met. Each certificate of the Company shall also state that the Shares have been duly and validly authorized by the Company, that all corporate action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s board of directors or any other body with authority has not revoked, rescinded or otherwise modified or withdrawn such authorization or corporate action.

(c)            The Company, the Adviser and the Administrator shall furnish to the Managers, at each Representation Date, opinions of Company Counsel, addressed to the Managers, and dated as of such date, and in form and substance reasonably satisfactory to each Manager, in substantially the form set forth in Exhibit A hereto or as otherwise satisfactory to each Manager.

(d)            The Managers shall have received, at each Representation Date, the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Managers, dated as of such date, and in form and substance reasonably satisfactory to each Manager.

(e)            At each Representation Date, the Managers shall have received from the independent accountants of the Company a letter dated the date of delivery thereof and addressed to the Managers containing statements and information of the type ordinarily included in accountants’ “comfort letters,” in form and substance reasonably satisfactory to each Manager

(f)            At each Representation Date and on such other dates as reasonably requested by any Manager, the Company shall have conducted due diligence sessions, in form and substance reasonably satisfactory to each Manager, which shall include the participation of representatives of the management of the Company and the independent registered public accountants of the Company.

(g)            The Shares shall have been approved for listing on NASDAQ, subject only to notice of issuance at or prior to the Settlement Date or the Time of Delivery, as the case may be.

(h)            The Stock shall be an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(i)            All filings with the Commission required by Rule 497 or Rule 424 under the 1933 Act, as applicable, to have been filed by the Settlement Date or the Time of Delivery, as the case may be, shall have been made within the applicable time period prescribed for such filing by Rule 497 or Rule 424, as applicable.

SECTION 7.      Indemnification.

(a)            Indemnification of the Managers by the Company. The Company agrees to indemnify and hold harmless each Manager, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls such Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or any Additional Disclosure Item (when taken together with the Prospectus), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omissions; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Company;

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Managers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(b)            Indemnification of the Managers by the Adviser and Administrator. The Adviser and the Administrator, jointly and severally, agree to indemnify and hold harmless each Manager, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls such Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or any Additional Disclosure Item (when taken together with the Prospectus), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omissions; provided that (subject to Section 7(e) below) any such settlement is effected with the written consent of the Company;

(iii)            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Managers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

(c)            Indemnification of Company, the Adviser and the Administrator. Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, the Adviser and the Administrator, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Manager expressly for use in the Registration Statement (or any amendment thereto), or the Prospectus (or any amendment or supplement thereto).

(d)            Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder (an “Action”), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) and Section 7(b) above, counsel to the indemnified parties shall be selected by the Managers, and, in the case of parties indemnified pursuant to Section 7(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such Action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one Action or separate but similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such Action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has an obligation to indemnify any person pursuant to this Agreement.

(e)            Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) or Section 7(b)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable, and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

(f)            Acknowledgement by the Company. The Company also acknowledge and agree that (i) the purchase and sale of any Shares pursuant to this Agreement, including any discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the applicable Manager, on the other hand, (ii) in connection with the offering of the Shares and the process leading to such transaction the Managers will act solely as principal and not as agents or fiduciaries of the Company or its stockholders, creditors, employees or any other party, (iii) the Managers will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated hereby or the process leading thereto (irrespective of whether the applicable Manager has advised or are currently advising the Company on other matters) and the Managers will not have any obligation to the Company with respect to the offering except the obligations expressly set forth herein, (iv) the Managers and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Managers have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the offering of the Shares and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 8.      Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Managers on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator on the one hand and of the Managers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Adviser and the Administrator on the one hand and each Manager on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total compensation received by such Manager, in each case as determined as of the date of such Action referred to in Section 7(a), (b) or (c), as applicable which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative fault of the Company, the Adviser and the Administrator on the one hand and each Manager on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser and the Administrator or by such Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser and the Administrator and each Manager agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Managers shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it under this Agreement exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls each Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act and the Manager’s Affiliates and selling agents shall have the same rights to contribution as such Manager, and each director of the Company, the Adviser and the Administrator, each officer of the Company, the Adviser and the Administrator and each person, if any, who controls the Company, the Adviser and the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Adviser and the Administrator.

Notwithstanding any other provision of Section 7 and this Section 8, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

SECTION 9.      Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Adviser and the Administrator submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Manager or its Affiliates or selling agents, any person controlling such Manager, its officers or directors or any person controlling the Company, the Adviser and the Administrator and (ii) delivery of and payment for the Shares.

SECTION 10.      Termination.

(a)            The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if any of the Shares have been sold through the Managers for the Company, then Section 5(z) shall remain in full force and effect, (ii) with respect to any pending sale, through any Manager for the Company, the obligations of the Company, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5(m), 7, 8, 9, 10, 11, 12, 13 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)            Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time with respect to such Manager. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(m), 7, 8, 9, 10, 11, 12, 13 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect unless terminated pursuant to Sections 10(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that the provisions of Sections 5(m), 7, 8, 9, 10, 11, 12, 13 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Managers or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 4(a)(vi) of this Agreement.

SECTION 11.      Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Managers shall be directed to B. Riley Securities, Inc., 200 Vesey Street 25th Floor, New York, New York 10281, Attention: Jonathan C. Rich, Email: jrich@brileyfin.com and Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: Larry Herman, Email: Larry.Herman@RaymondJames.com, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, Attention: Joshua Wechsler and Brian Hecht; and notices to the Company, the Adviser or the Administrator shall be delivered or sent by mail or facsimile transmission to New Mountain Finance Corporation, 1633 Broadway, 47th floor, New York, New York 10019, Attn: Shiraz Kajee, with a copy to Steven B. Boehm and Payam Siadatpour c/o Eversheds Sutherland (US) LLP, 700 Sixth Street, NW, Suite 700, Washington, D.C. 20001.

SECTION 12.      Parties. This Agreement shall each inure to the benefit of and be binding upon the Managers and the Company, the Adviser and the Administrator and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Managers and the Company, the Adviser and the Administrator and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Managers and the Company, the Adviser and the Administrator and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Manager shall be deemed to be a successor by reason merely of such purchase.

SECTION 13.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.

SECTION 14.      Submission to Jurisdiction. Except as set forth below, no claim or action may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Managers and the Company, the Adviser and the Administrator consent to the jurisdiction of such courts and personal service with respect thereto. The Company, the Adviser and the Administrator hereby consent to personal jurisdiction, service and venue in any court in which any claim or action arising out of or in any way relating to this Agreement is brought by any third party against any Manager or any indemnified party. Each Manager and the Company, the Adviser and the Administrator (on their own behalf and, to the extent permitted by applicable law, on behalf of their stockholders and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

SECTION 15.      Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 16.      Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17.      USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), each Manager is required to obtain, verify and record information that identifies their respective clients, including the Company, the Adviser and the Administrator, which information may include the name and address of their respective clients, as well as other information that will allow such Manager to properly identify its clients.

SECTION 18.      Research Independence. In addition, the Company, the Adviser and the Administrator acknowledge that each Manager’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that each Manager’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company, the Adviser and the Administrator and/or the offering that differ from the views of their investment bankers. The Company, the Adviser and the Administrator hereby waives and releases, to the fullest extent permitted by law, any claims that the Company, the Adviser or the Administrator may have against any Manager with respect to any conflict of interest that may arise from the fact that the views expressed by any Manager’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company, the Adviser or the Administrator by any Manager’s investment banking divisions. The Company, the Adviser and the Administrator acknowledge that each Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own accounts or the accounts of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement and any Terms Agreement.

SECTION 19.      No Fiduciary Duty. The Company, the Adviser and the Administrator hereby acknowledge and agree that in connection with the sale of the Shares or any other services any Manager may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any Manager: (i) no fiduciary or agency relationship between the Company, the Adviser or the Administrator and any other person, on the one hand, and any Manager, on the other, exists; (ii) no Manager is acting as advisor, expert or otherwise, to the Company, the Adviser or the Administrator, including, without limitation, with respect to the determination of the sale price of the Shares, and such relationship between the Company, the Adviser and the Administrator, on the one hand, and each Manager, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that each Manager may have to the Company, the Adviser or the Administrator shall be limited to those duties and obligations specifically stated herein; and (iv) each Manager and its affiliates may have interests that differ from those of the Company, the Adviser and the Administrator. The Company, the Adviser and the Administrator hereby waive any claims that the Company, the Adviser and the Administrator may have against any Manager with respect to any breach of fiduciary duty in connection with the offering.

SECTION 20.      Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Manager that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Manager that is a Covered Entity or a BHC Act Affiliate of any Manager becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company and the Managers, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company, the Adviser and the Administrator and the Managers.

Very truly yours,

New Mountain Finance Corporation

By:	/s/ Shiraz Kajee

Name:	Shiraz Kajee
Title:	Authorized Person

New Mountain Finance Advisers BDC, L.L.C.

By:	/s/ Shiraz Kajee
Name:	Shiraz Kajee
Title:	Authorized Person

New Mountain Finance Administration, L.L.C.

By:	/s/ Shiraz Kajee
Name:	Shiraz Kajee
Title:	Authorized Person

[Signature page to Equity Distribution Agreement]

ACCEPTED as of the date first above written

B. Riley Securities, Inc.

By:	/s/ Jonathan Rich
Name:	Jonathan Rich
Title:	Managing Director

Raymond James & Associates, Inc.

By:	/s/ Larry M. Herman
Name:	Larry M. Herman
Title:	Managing Director

[Signature page to Equity Distribution Agreement]

Annex I

[FORM OF TERMS AGREEMENT]

New Mountain Finance Corporation

[•] Shares of Common Stock

(par value $0.01 per share)

TERMS AGREEMENT

[DATE]

[Insert Bank & Address]

Ladies and Gentlemen:

New Mountain Finance Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [DATE] (the “Equity Distribution Agreement”), by and among the Company, the Adviser and the Administrator and B. Riley Securities, Inc. and Raymond James & Associates, Inc. (the “Managers”), to issue and sell to [•] the securities specified in Schedule I hereto (the “Purchased Securities”)[, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Securities”)].

[[•] shall have the right to purchase from the Company all or a portion of the Additional Securities as may be necessary to cover over-allotments made in connection with the offering of the Purchased Securities, at the same purchase price per share to be paid by [•] to the Company for the Purchased Securities. This option may be exercised by [•] at any time (but not more than once) on or before the 30th day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised, and the date and time when the Additional Securities are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Securities shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Securities.]

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by [•], as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement[ and][,] the Time of Delivery[ and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement[ and] [,] the Time of Delivery[ and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

[An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities[ and the Additional Securities], in the form heretofore delivered to [•] is now proposed to be filed with the Commission.]

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to [•] and the latter agrees to purchase from the

Company the number of shares of the Purchased Securities at the time and place and at the purchase price set forth in Schedule I hereto. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Equity Distribution Agreement.

[The remainder of this page is intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between [•] and the Company, the Adviser and the Administrator.

Very truly yours,

New Mountain Finance Corporation

By:
Name:
Title:

New Mountain Finance Advisers BDC, L.L.C.

By:
Name:
Title:

New Mountain Finance Administration, L.L.C.

By:
Name:
Title:

ACCEPTED as of the date first above written

[●]

By:

Name:

Title:

Schedule I to the Terms Agreement

Title of Purchased Securities[ and Additional Securities]:

Common Stock, par value $0.01 per share

Number of Purchased Securities:

[Number of Additional Securities:]

[Price to Public:]

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the Purchase Price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the time of execution of this Terms Agreement:

(1)	The accountants’ letter referred to in Section 5(t).

(2)	The certificate referred to in Section 5(q).

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to closing at the Time of Delivery[ and on any Option Closing Date]:

(1)	The officers’ certificates referred to in Section 5(q).

(2)	The opinions referred to in Section 5(r).

(3)	The opinion referred to in Section 5(s).

(4)	The accountants’ letter referred to in Section 5(t).

(5)	Such other documents as the Manager shall reasonably request.

43